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                                                              Exhibit 99 (a)(3)

                               TRINTECH GROUP PLC
                         VOLUNTARY STOCK OPTION EXCHANGE
                                  ELECTION FORM

To either:

 Trintech, Inc.,                 Trintech Group PLC,
 Attention: Eugene Tighe         Attention: Valerie Ivers
 2755 Campus Drive, Suite 220,   Trintech Building, South County Business Park,
 San Mateo, California           Leopardstown, Dublin, Ireland
 Facsimile:  (650) 227-7100      Facsimile:  353-1-207-4300

Pursuant to the terms and conditions of the Offer to Exchange dated November 13, 2001 and this Election Form, I elect to tender for exchange the options specified below (or on any additional sheets which I have attached to this form), granted under the 1997 Trintech Group PLC Stock Option Scheme together with all options granted to me on the same date as the options listed below and all options granted to me since June 13, 2001:

                                                                                            Exercise Price per
          Grant Date of Option (1)                   Grant Number of Option (1)             equivalent ADS (2)
          ------------------------                   --------------------------             ------------------
----------------------------------------    -------------------------------------------    --------------------------


----------------------------------------    -------------------------------------------    --------------------------


----------------------------------------    -------------------------------------------    --------------------------


----------------------------------------    -------------------------------------------    --------------------------

(1) List each option on a separate line even if more than one option was issued on the same grant date. You can get this information by accessing your account at https://optionselect.db.com.

(2) Remember that for all options granted to you prior to March 21, 2000, the exercise price per equivalent ADS has been adjusted to reflect the 2:1 stock split of our ADSs, effected on that date. For example, if you were granted an option prior to March 21, 2000 with an exercise price of $6.00 per equivalent ADS, effective March 21, 2000, the exercise price of that option was adjusted to $3.00 per equivalent ADS. If, however, you access your account at the website noted above, the exercise price displayed has been adjusted to reflect the 2-for-1 ADS split effected on March 21, 2000.

By my signature, I agree to be bound by all the terms of the Offer to Exchange and this Election Form. I understand that, if accepted for exchange, all of these options will be irrevocably cancelled on December 14, 2001.


--------------------------------  ----------------------------------------------
Signature of Holder or                    Date and Time
Authorized Signatory



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Please Print Your Name            Capacity (if not person named in option grant)




--------------------------------  ----------------------------------------------
Phone # with area code            Tax ID/Social Security #


 TO VALIDLY TENDER YOUR OPTIONS FOR EXCHANGE, PLEASE COMPLETE THE ABOVE TABLE, FOLLOW THE INSTRUCTIONS BEGINNING ON PAGE 4 OF THIS ELECTION FORM AND RETURN NO
 LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, DECEMBER 12, 2001 TO ONE OF THE
                     ADDRESSES OR FAX NUMBERS LISTED ABOVE

To:  Trintech Group PLC ("Trintech")

         I have received the Offer to Exchange, the email to eligible employees, each dated November 13, 2001, this Election Form, the Notice to Change Election From Accept to Reject and the Promise to Grant New Options (together, as they may be amended from time to time, constituting the "Offer"), offering eligible employees the opportunity to exchange outstanding, unexercised options granted under the 1997 Trintech Group PLC Share Option Scheme (the "Eligible Options") for new options to be granted under the 1997 Trintech Group PLC Stock Option Scheme (the "New Options"). The Offer expires at 12:00 midnight, New York City time, on December 12, 2001.

     By signing below, I acknowledge that:

     (a) Tendering one or more Eligible Option by following the procedure described in the Offer to Exchange and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Offer. Trintech's acceptance for exchange of Eligible Options tendered in accordance with the Offer will constitute a binding agreement between Trintech and me upon the terms and conditions of the Offer.

     (b) Upon Trintech's acceptance of the Eligible Options for exchange, this Election Form will serve as an amendment to the option agreement(s) covering the Eligible Option(s) that I am tendering.

     (c) All New Options will be subject to:

         o  the terms of the Offer to Exchange,

         o  the 1997 Trintech Group PLC Stock Option Scheme,

         o  a new option agreement between Trintech and me,

         o  all applicable laws and regulations, and,

         o if I am an employee or resident in the U.K., a joint election, in a form approved by the U.K. Inland Revenue, for the transfer to me of the employer's secondary national insurance contributions otherwise payable on the exercise of the New Options by my employer pursuant to Paragraph 3B Schedule 1 Social Security Contributions and Benefits Act of 1992 (the "Election").

     (d) If I am an employee residing or employed in the U.K., I agree that I will enter into the Election and I acknowledge that, until I execute the Election (once it is approved by the U.K. Inland Revenue), the Company is under no obligation to grant the New Options to me.

     (e) If I am an employee resident in Germany, I acknowledge that I am fluent in the English language and I have not requested a German translation of the offer documents.

     (f) For each Eligible Option I elect to tender for exchange, I lose my right to purchase all outstanding unexercised shares under that option after the date the option is cancelled.

     (g) The New Options I will receive will not be granted until June 17, 2002 or, if the Offer is extended, the first business day that is six months and one day after the Eligible Options I am tendering are accepted for exchange and cancelled. I understand that there is a possibility that the exercise price of the New Options could be higher than the exercise price of the Eligible Options.

     (h) I must be an employee of Trintech or one of its subsidiaries and otherwise be eligible under the 1997 Trintech Group PLC Stock Option Scheme on the date the New Options are granted in order to receive one or more New Options. I understand that, if my employment is terminated by me or Trintech before June 17, 2002, I will not receive a New Option or any other compensation for the Eligible Options accepted for exchange and cancelled.

     (i) The New Option will not retain the vesting schedule of the Old Option it replaces. Rather, the vesting schedule for each New Option will depend on the grant date of the Old Option that the New Option replaces. If the Eligible Option I tendered for exchange was granted in or prior to calendar year 1999, the New Option will vest 1/2 on the date of grant and 1/16th of the total shares subject to the option will vest each quarter thereafter. If the Eligible Option I tendered for exchange was granted in calendar year 2000, the New Option will vest 1/4 on the date of grant and 9.38% of the total shares subject to the option will vest each quarter thereafter. If the Eligible Option I tendered for exchange was granted in calendar year 2001, the New Option will vest 1/3 on the first anniversary of the date of grant and 1/12th of the total shares subject to the option will vest each quarter thereafter.

     (j) Each of the Eligible Options that I am tendering represent all of the ordinary shares (or equivalent ADSs) covered by each such Eligible Option that I am tendering. I also understand that if I elect to cancel any Eligible Options, all options granted in the six months prior to cancellation (that is, since June 13, 2001) will also be cancelled and replaced with New Options.

     (k) Under certain circumstances described in the Offer to Exchange, Trintech may terminate or amend and postpone its acceptance and cancellation of any Eligible Options tendered for exchange. In this event, I understand that the Eligible Options tendered for exchange that Trintech does not accept will not be cancelled and I will be entitled to the benefits under those Eligible Options.

     (l) Trintech has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

     (m) Participation in the Offer will not be construed as a right to my continued employment with Trintech or any of its subsidiaries for any period and my employment with Trintech or any of its subsidiaries can be terminated at any time by me or Trintech (or one of Trintech's subsidiaries, as applicable), with or without cause or notice, subject to the provisions of local law.

     (n) All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

Subject to the above understandings and acknowledgements, I would like to participate in the Offer as indicated on the first page of this Election Form. I have read and followed the instructions attached to this Election Form.

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.   Delivery of Election Form.

     A properly completed and executed original of this Election Form (or a faxed copy of it), and any other documents required by this Election Form, must be received by Trintech at one of its addresses or fax numbers listed on page 1 of this Election Form on or before 12:00 midnight, New York City time, on December 12, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Trintech at one of the addresses or fax numbers listed on page 1 of the Election Form. If you elect to deliver your documents by mail, Trintech recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery.

2.   Withdrawals of Tendered Options.

     You may withdraw your tendered options at any time before the Expiration Date. If Trintech extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although Trintech currently intends to accept your validly tendered options on December 14, 2001 if we have not previously accepted your tendered options for exchange, you may withdraw your tendered options at any time after January 11, 2002.

     To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject (or a faxed copy of such Notice) with the required information to Trintech before the Expiration Date. You may not rescind a withdrawal and you will be deemed not to have tendered any Eligible Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form (or a faxed copy of it) following the procedures described in these Instructions.

     Tenders of options made through the Offer may be changed at any time before the Expiration Date. If Trintech extends the Offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form (or a faxed copy of it), with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     Trintech will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

3.   Inadequate Space.

     If the space provided in this Election Form is inadequate, the information requested by the table on the first page of this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

4.   Tenders.

     If you intend to tender Eligible Options through the Offer, you must complete the table on the first page of this Election Form by providing the following information for each option that you intend to tender:

o grant number of the Eligible Option,

o grant date, and

o exercise price.

     Trintech will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the options you decide to tender. Also, if you intend to tender any Eligible Options that were granted to you, then you must tender all of your Eligible Options that were granted to you during the six-month period prior to the date the options tendered for exchange are cancelled. Since we currently expect to cancel all options that are tendered for exchange on December 14, 2001 this means that if you participate in the Offer, you automatically tender all options granted to you since June 13, 2001.

5.   Signatures on This Election Form.

     If this Election Form is signed by the holder of the Eligible Options, the person signing must be the person whose name is written on the face of the option agreement or agreements to which the Eligible Options are subject.

     If this Election Form is signed by an attorney-in-fact or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Trintech of the authority of that person so to act must be submitted with this Election Form.

6.   Requests for Assistance or Additional Copies.

     Questions about the Offer or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to either Eugene Tighe (telephone: (650) 227-7000 or email: eugene.tighe@trintech.com) or Valerie Ivers (telephone: 353-1-207-4202 or email: valerie.ivers@trintech.com). Copies will be furnished promptly at Trintech's expense.

7.   Irregularities.

     All questions as to the number of ordinary shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Trintech in its discretion. Trintech's determinations shall be final and binding on all parties. Trintech reserves the right to reject any or all tenders of options Trintech determines not to be in proper form or the acceptance of which may be unlawful. Trintech also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Trintech's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Trintech shall determine. Neither Trintech nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

8.   Additional Documents to Read.

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the email to eligible employees before deciding to participate in the Offer.

9.   Important Tax Information.

     You should refer to the section entitled "Taxation" of the Offer to Exchange, which contains important U.S. federal and non-U.S. income tax information.

10.  Acknowledgement and Waiver.

     By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with Trintech (or one of its subsidiaries, as applicable) and shall not interfere with the ability of Trintech (or one of its subsidiaries, as applicable) to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Eligible Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

  Important: The Election Form (or a faxed copy of it) together with all other required documents must be received by Trintech,
                       on or before the Expiration Date.